AMENDED AND RESTATED COMDISCO, INC.

                 1998 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

I.       PURPOSE OF THE PLAN

This 1998 International Employee Stock Purchase Plan is intended to promote the interests of Comdisco, Inc. by providing eligible employees of the Corporation's Foreign Subsidiaries with the opportunity to share in the fortunes of the Corporation by acquiring a proprietary interest in the Corporation through the purchase of shares of the Corporation's Common Stock at periodic intervals. The Plan is designed to encourage Eligible Employees to remain in the employ of the Corporation's Foreign Subsidiaries.

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II.      ADMINISTRATION OF THE PLAN

The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary. The Plan Administrator shall have authority to delegate ministerial tasks related to the Plan to the Corporation's Human Resources, Accounting, Tax and Payroll Departments of Subsidiaries which employ Participants. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan. The Plan Administrator shall not be liable for any action or determination made in good faith with respect to the Plan or any right granted under it.

III.     STOCK SUBJECT TO PLAN

A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. Subject to the provision for increase, the maximum number of shares of the Corporation's Common Stock which shall be available for sale under the Plan and the U.S. Plan shall be 3% of the shares of the Corporation's Common Stock issued and outstanding on the Effective Date. The maximum number of shares of the Corporation's Common Stock which shall be available for sale under the Plan and the U.S. Plan shall be increased on the first day of each fiscal year, beginning in the fiscal year ended September 30, 1999, by an amount equal to (x) 3% of the shares of the Corporation's Common Stock issued and outstanding on the last day of the immediately preceding fiscal year less (y) the number of shares available for future option grants under the Plan and the U.S. Plan on the last day of the immediately preceding fiscal year.

B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to
(i) the maximum number and class of securities issuable in the aggregate under the Plan and the U.S. Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV.      OFFERING PERIODS

A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance, in the aggregate, under the Plan and the U.S. Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

B. Each offering  period shall be of such  duration (not to exceed  twenty-seven
(27) months) as determined by the Plan Administrator prior to the start date. The Effective Date of the Plan shall be April 1, 1998. The initial offering period shall commence on October 1, 1998, and terminate on the last business day in March, 1999 except for Comdisco Inc.'s Canadian subsidiary, Comdisco Canada Ltd. Comdisco Canada Ltd.'s initial offering period shall commence on April 1, 1998 and shall terminate on the last business day of September, 1998. Unless otherwise designated by the Plan Administrator, subsequent semi-annual offering periods shall commence as of the first business day in April and shall terminate on the last business day in September, and shall commence on the first business day in October and shall terminate on the last business day in March.

C. Each offering period shall be comprised of a series of one or more successive Purchase Intervals. Purchase Intervals shall be three-month periods ending the last business day of March, June, September and December of each year. The initial Purchase Interval in effect under the initial offering period shall commence on October 1, 1998 and terminate on the last business day in December, l998 except for Comdisco Canada Ltd. Comdisco Canada Ltd.'s initial Purchase Interval in effect under the initial offering period shall commence on the Effective Date and terminate on the last business day of June, 1998..

V.       ELIGIBILITY

A. Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date provided he or she remains an Eligible Employee, by completing and submitting the appropriate form at designated times. An employee may actively participate in only one corporation sponsored stock purchase plan at a time.

B. The date an individual enters an offering period shall be designated his or her Entry Date for purposes of that offering period.

C. To participate in the Plan for a particular offering period, the Eligible Employee must complete the enrollment form(s) prescribed by the Plan
Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such form(s) with the Plan Administrator (or its designate) on or before his or her scheduled Entry Date. In such forms, the Eligible Employee must state the percentage of Base Salary or Base Salary and Commission/Bonus Payments to be deducted from the Eligible Employee's paycheck. Eligible Employees may enter the Plan only at the beginning of an offering period (the first business day of April and October, respectively). The Eligible Employee will be deemed to have elected to continue to participate at the same contribution previously selected (subject to the limitations in Article VI and VIII) and will automatically be enrolled in subsequent offering periods at the same level unless the Eligible Employee files a new enrollment form, withdraws, changes the participation level or becomes ineligible.

VI.      PAYMENT FOR THE SHARES

A. Except to the extent otherwise provided in the Plan (or any Addendum thereto) or authorized by the Plan Administrator, the purchase price for the shares of Common Stock acquired under the Plan shall be paid from accumulated payroll deductions authorized by the Participant.

B. The Participant shall authorize the percentage of Base Salary or Base Salary and Commission/Bonus Payments which may be applied to the acquisition of shares of Common Stock under the Purchase Plan during the offering period by such Participant. Such Authorization shall be delivered to each participating Foreign Subsidiaries Plan Administrator (or its designate). Such percentage may be any multiple of one percent (1%) of the Base Salary or Base Salary and Commission/Bonus Payments paid to the Participant during each Purchase Interval within that offering period, up to a maximum of ten percent (10%). Whenever an increase, decrease or adjustment in a participating employee's Base Salary or Base Salary and Commission/Bonus Payments is reflected on a pay day within a Purchase Interval, the amount of said Participant's deductions will be automatically adjusted to reflect such change, unless the Participant indicates otherwise.

C. The deduction percentage specified by the Participant shall continue in effect throughout the offering period, except that, the Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective on the next Purchase Interval after timely filing of the appropriate form with the Plan Administrator. A change authorization must be received in writing by the Plan Administrator (or its designate) at least fifteen (15) days before the next Purchase Interval. The Participant may not, however, effect more than one (l) such reduction per Purchase Interval.

D. Payroll deductions shall begin on the first pay day following the Participant's Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of the offering period. The payroll deductions so collected shall be credited to the Participant's book account under the Plan, initially in the currency in which paid by the Foreign Subsidiary. Participants shall receive periodic statements detailing their account balances. A Participant may not make any additional payments in such account nor may payment for shares be made other than by payroll deduction. The funds allocated to an employee's account shall remain the property of the respective employee at all times. Except to the extent otherwise provided by the Plan Administrator (or any Addendum to the Plan), no interest shall be paid on the balance from time to time outstanding in such account and the amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

E. The payroll deductions credited to each Participant's book account during each Purchase Interval shall be converted into U.S. Dollars on the Exchange Date for that Purchase Interval on the basis of the exchange rate in effect on such date. The Plan Administrator shall have the absolute discretion to determine the applicable exchange rate to be in effect for each Exchange Date by any reasonable method (including, without limitation, the exchange rate actually available in the ordinary course of business on such date). Any changes or fluctuations in the exchange rate at which the payroll deductions collected on the Participant's behalf are converted into U.S. Dollars on such Exchange Date shall be borne solely by the Participant.

F. Payroll deductions shall automatically cease upon the termination of the Participant's purchase right (as set forth in Section VII (E) below) in accordance with the provisions of the Plan.

G. The Participant's acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

VII.     PURCHASE RIGHTS

A. GRANT OF PURCHASE RIGHT. As soon as practicable after the Corporation has satisfied the requirements of the applicable foreign securities laws relating to the offer and sale of Common Stock to Eligible Employees pursuant to this Plan, a Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the Participant's Entry Date into the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments over the remainder of such offering period on the condition that such employee remains eligible to participate in the Plan throughout such offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of the United States Internal Revenue Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

B. EXERCISE OF THE PURCHASE RIGHT. Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than any Participant whose payroll deductions have previously been refunded pursuant to the Termination of Purchase Right provisions below) on such date. The purchase shall be effected by applying the Participant's payroll deductions (as converted into U.S. Dollars) for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock (subject to the limitation on the maximum number of shares purchasable per Participant on any one Purchase Date) at the purchase price in effect for the Participant for that Purchase Date. If a Participant is not an Eligible Employee on the last business day of a Purchase Interval, he or she shall not be entitled to exercise his or her Purchase Right.

C. PURCHASE PRICE. The purchase price per share at which Common Stock will be purchased on the Participant's behalf on each Purchase Date shall for each offering period be established by the Plan Administrator, provided however, that the purchase price shall not be less than eighty five percent (85%) of the lower of (y) the Subscription Price relating to that offering period or (z) the Market Price. The initial purchase price for the initial and each subsequent offering period, until changed by the Plan Administrator, shall be the lesser of 90% of
(i) the Subscription Price or the (ii) the Market Price.

D. NUMBER OF PURCHASABLE SHARES. The number of shares of Common Stock purchasable by a Participant on each Purchase Date shall be the number of whole or fractional shares obtained by dividing the amount collected from the Participant through payroll deductions (as converted into U.S. Dollars) during the Purchase Interval ending with that Purchase Date by the purchase price per share in effect for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant in any one calendar year shall not exceed two thousand five hundred (2,500) shares, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization.

E. TERMINATION OF PURCHASE RIGHT. The following provisions shall govern the termination of outstanding purchase rights:

         (i) A Participant may, at any time prior to the next scheduled Purchase Date in the offering period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the Purchase Interval in which such termination occurs shall, at the Participant's election, be immediately refunded, in the currency in which collected, or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

         (ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the offering period for which the terminated purchase right was granted. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into that offering period.

         (iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant's payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded in the currency in which collected. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all of the payroll deductions collected to date on his or her behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant's behalf during such leave. Upon the Participant's return to active service, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return.

F TRANSFER OF EMPLOYMENT. In the event that a Participant who is an Eligible Employee of a Foreign Subsidiary is transferred and becomes an Eligible Employee of the Corporation during an offering period in effect under the Plan, such individual shall continue to remain a Participant in the Plan and payroll deductions shall continue to be collected until the next Purchase Date as if the Participant had remained an Eligible Employee of the Foreign Subsidiary.

In the event that an Eligible Employee of the Corporation who is a participant in the U.S. Plan is transferred and becomes an Eligible Employee of a Foreign
Subsidiary during an offering period in effect under the U.S. Plan, such individual shall automatically become a Participant under the Plan for the duration of the Purchase Interval in effect at that time under the Plan and the balance in such individual's book account maintained under the U.S. Plan shall be transferred as a balance to a book account opened for such individual under the Plan. Such balance, together with all other payroll deductions collected from such individual by the Foreign Subsidiary for the remainder of the Purchase Interval under the Plan (as converted into U.S. Dollars), shall be applied on the next Purchase Date to the purchase of Stock under the Plan.

G CORPORATE TRANSACTION. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Corporate Transaction, by applying the payroll deductions (as converted into U.S. Dollars) of each Participant for the Purchase Interval in which such Corporate Transaction occurs to the purchase of whole or fractional shares of Common Stock at a purchase price per share equal to that percentage then in effect under Section VII (C) (initially 90%) of the lower of (i) the Subscription Price for the offering period in which such Corporate Transaction occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Corporate Transaction. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase. Payroll deductions not yet converted into U.S. Dollars at the time of the Corporate Transaction shall be converted from the currency in which paid by the Foreign Subsidiary into U.S. Dollars on the basis of the exchange rate in effect as determined by Plan Administrator at the time of the Corporate Transaction.

The Corporation shall use its best efforts to provide at least ten (10) days prior written notice of the occurrence of any Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Corporate Transaction.

H PRORATION OF PURCHASE RIGHTS. If at the termination of any Purchase Interval the total number of shares which would otherwise be subject to options granted pursuant to Section VII A hereof exceeds the number of shares then available under the Plan and the U.S. Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Corporation shall promptly notify the Participants of the Plan and U.S. Plan, and shall, in its sole discretion (i) make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable, (ii) terminate the offering period without issuance of any shares or (iii) obtain shareholder approval of an increase in the number of shares authorized under the Plan and the U.S. Plan such that all options could be exercised in full.

The Corporation may delay determining which of (i), (ii) or (iii) above it shall decide to effect, and may accordingly delay issuance of any shares under the Plan and the U.S. Plan, for such time as is necessary to attempt to obtain shareholder approval of any increase in shares authorized under the Plan and the U.S. Plan. The Corporation shall promptly notify Participants of its determination to effect (i), (ii) or (iii) above upon making such decision. A Participant may withdraw all but not less than all payroll deductions credited to his or her account under the Plan at any time prior to such notification from the Corporation. In the event the Corporation determines to effect (i) or (ii) above, it shall promptly upon such determination return to each Participant all payroll deductions not applied towards the purchase of shares.

I. ASSIGNABILITY. The purchase right shall be exercisable during the Participant's lifetime only by the Participant and shall not be assignable or transferable by the Participant other than by will or the laws of descent and such right and interest shall not be liable for, or subject to, the debts, contracts or liabilities of the employee. If any such action is taken by the employee, or any claim is asserted by any other party in respect of such right and interest whether by garnishment, levy, attachment or otherwise, such action or claim will be treated as an election to withdraw funds in accordance with
Section VII F.

J. SHAREHOLDER RIGHTS. A Participant shall have no shareholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII.    ACCRUAL LIMITATIONS

A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand U.S. Dollars (U.S. $25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share of such stock on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

         (i) The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period on which such right remains outstanding.

         (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand U.S. Dollars (U.S. $25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions which the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX.      EFFECTIVE DATE AND TERM OF THE PLAN

A. The Plan was adopted by the Board on November 4, 1997 and shall become effective on the Effective Date, provided no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until the Corporation shall have complied with all applicable requirements of the 1933 Act and all applicable listing requirements of any stock exchange (or the NASDAQ National Market, if applicable) on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation.

B. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest to occur of (i) the last business day in December, 2008, (ii) the date on which all shares available for issuance in the aggregate under the Plan and the U.S. Plan shall have been sold pursuant to purchase rights exercised under such plans or (iii) the date on which all purchase rights are exercised in connection with a Corporate Transaction. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

X.       ISSUANCE OF STOCK

Upon purchase of one or more full or fractional shares by a Participant hereunder, such purchase shall be recorded on the stock transfer records of the Corporation in book entry form in the name of the Participant to reflect the shares purchased at that time. Certificates shall be issued only upon the Participant's request for full shares and also, when necessary to comply with transaction requirements outside the United States. To request certificates, Participants may call Merrill Lynch Service Center at 1-732-563-7304 (Canada residents call 1-888-397-1111). In the event a Participant terminates his or her account, any fractional share held in the account will be paid to the Participant in cash. Participant shall receive periodic statements detailing their account balances. A Participant will receive Statements of Ownership for stock purchased under the Plan, or may elect to receive stock certificates instead of Statements of Ownership.

Stock purchased under the Plan will be issued only in the name of the Participant, or if his or her Authorization so specifies, in the name of Participant and another person of legal age as joint tenants and, if permitted by local law, with rights of survivorship.

The Plan Administrator, at its sole discretion, may determine that the shares shall be delivered by (1) issuing and delivering to the Participant a certificate for the number of shares purchased by such Participant on an exercise date; (2) issuing and delivering a certificate or certificates for the number of share purchased by all Participants on an exercise date to a member firm of the New York Stock Exchange which is also a member of the National Association of Securities Dealers, as selected by the Plan Administrator from time to time, which shares shall be maintained by such member firm in separate brokerage accounts for each Participant; or (3) issuing and delivering a certificate or certificates for the number of shares purchased by all Participants on an exercise date to a bank or trust company or affiliate thereof, as selected by the Plan Administrator from time to time which shares shall be maintained by such bank or trust company or affiliate in separate accounts for each Participant. Each certificate or account, as the case may be, may be in the name of the Participant, or, if the Participant designates on the form prescribed by the Plan Administrator, in the Participant's name jointly with another individual and, if permitted by local law, with right of survivorship.

XI.      AMENDMENT OF THE PLAN

The Board may alter, amend, suspend or discontinue the Plan at any time to become effective immediately following the close of any Purchase Interval. However, certain amendments may require shareholder approval pursuant to applicable laws or regulations.

Any such amendment or termination of the Plan shall not affect options already granted hereunder and such options shall remain in full force and effect as if this Plan had not been amended or terminated.

XII.     NOTICES

All notices or other communications by a Participant to the Corporation under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Corporation at the location, or by the person, designated by the Corporation for the receipt thereof. All notices or other communications to a Participant by the Corporation shall be deemed to have been duly given when sent by the Corporation by regular mail to the address of the Participant on the human resources records of the Corporation or when posted on any general electronic messaging and bulletin board system utilized by the Corporation.

XIII.    LIMITATIONS ON SALE OF STOCK PURCHASED UNDER THE PLAN

The Plan is intended to provide Common Stock for investment and not for resale. The Corporation does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. Subject to the Corporation's compliance with applicable United States federal and state securities laws, a Participant may, therefore, sell stock purchased under the Plan at any time he or she chooses. The Participant assumes the risk of any market fluctuations in the price of such stock.

XIV.     GOVERNMENTAL REGULATION

The Corporation's obligation to sell and deliver shares of the Corporation's Common Stock under this Plan is subject to the approval of any governmental authority, domestic or foreign, required in connection with the authorization, issuance or sale of such stock.

XV.      GENERAL PROVISIONS

A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation, however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale, other disposition or transfer of any shares purchased under the Plan.

B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

C. Except to the extent otherwise provided in any Addendum to the Plan, the provisions of the Plan shall be governed by the laws of the State of Illinois without resort to that State's conflict-of-laws rules.

D. A Foreign Subsidiary or the Plan Administrator, as the case may be, shall have the right to deduct from any payment to be made under this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash, payment by each Participant of any tax required by applicable law to be withheld.

E. Additional provisions for individual Foreign Subsidiaries may be incorporated in one or more Addenda to the Plan. Such Addenda shall have full force and effect with respect to the Foreign Subsidiaries to which they apply. In the event a conflict between the provisions of such an Addendum and one or more other provisions of the Plan, the provisions of the Addendum shall be controlling.

F. As a condition to the exercise of an option, the Corporation may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Corporation, such a representation is required by any of the aforementioned applicable provisions of law.

                                   SCHEDULE A

                      FOREIGN SUBSIDIARIES PARTICIPATING IN
                 1998 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
                            AS OF THE EFFECTIVE DATE


                         General Operating Subsidiaries

                              Comdisco Canada Ltd.
                    Comdisco Continuity Services Canada Ltd.
                            Comdisco Deutschland GmbH
                       Comdisco Handelsgesellschaft M.B.H.
                      Comdisco Continuity Services (France)
                                  Promodata SNC
                             Comdisco Nederland B.V.
                          Comdisco (Switzerland), S.A.
                         Comdisco United Kingdom Limited
                          Comdisco Direct (UK) Limited
                    Comdisco Continuity Services (UK) Limited
                          Comdisco Australia Pty. Ltd.

                                    APPENDIX

The following definitions shall be in effect under the Plan:

A.       BOARD shall mean the Corporation's Board of Directors.

B. BASE SALARY shall mean the regular base salary paid to a Participant by one or more Participating Companies during such individual's period of participation in one or more offering periods under the Plan. The following items of compensation shall NOT be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions made on the Participant's behalf by the Corporation or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.

C. CODE shall mean the U.S. Internal Revenue Code of 1986, as amended.

D. COMMISSION/BONUS PAYMENTS shall mean all non-Base Salary cash payments paid to a Participant by one or more participating companies during such individuals period of participation in one or more offering periods under the Plan. In addition to Base Salary, exclusions from Commission/Bonus Payments shall include without limitation: (i) all overtime payments (other than those functioning as base salary equivalents), reimbursement for expenses and profit sharing distributions, and (ii) any and all contributions made on the Participant's behalf by the Corporation or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.

E. COMMON STOCK shall mean the Corporation's common stock $0.10 par value.

F. CORPORATE AFFILIATE shall mean any "parent" or "subsidiary" corporation of the Corporation, whether now existing or subsequently established. "Parent" and "subsidiary" shall be determined as follows:

         (i) "parent" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, and

         (ii)   "subsidiary"   shall  mean  any  corporation   (other  than  the
Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

G. CORPORATE TRANSACTION shall mean either of the following shareholder-approved transactions to which the Corporation is a party:

         (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

         (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation.

H. CORPORATION shall mean Comdisco, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Comdisco, Inc. which shall by appropriate action adopt the Plan.

I. EFFECTIVE DATE shall mean the first business day in April, 1998. Any Foreign Subsidiary which elects, with the approval of the Board, to extend the benefits of this Plan to its employees after such Effective Date shall designate a subsequent Effective Date with respect to its employee-Participants provided such subsequent Effective Date shall be the first business day of either April or October as determined by such Foreign Subsidiary.

J. ELIGIBLE EMPLOYEE shall mean any person who is employed and has been continuously employed for at least one year as of the start date of an offering period, by a Foreign Subsidiary on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code
Section 3401(a), and who are not designated by the Corporation as officers under
Section 16 of the Securities Exchange Act of 1934, as amended.

K. ENTRY DATE shall mean the date an Eligible Employee first commences participation in the offering period in effect under the Plan. The earliest Entry Date under the Plan shall be the Effective Date. Unless otherwise provided by the Plan Administrator, all subsequent Entry Dates shall be the first business day in April and October of each calendar year.

L. EXCHANGE DATE shall mean the last U.S.business day of each Purchase Interval, on which date the foreign currency payroll deductions collected on behalf of the Participants during that period are to be converted into U.S. Dollars.

M. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

         (i) If the Common Stock is at the time traded on the NASDAQ National Market, then the Fair Market Value shall be the U.S. Dollar closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the NASDAQ National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the U.S. Dollar closing selling price on the last preceding date for which such quotation exists.

         (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the U.S. Dollar closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. Initially the primary market is designated to be the New York Stock Exchange. If there is no U.S. Dollar closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

N. FOREIGN SUBSIDIARY shall mean any Corporate Affiliate which employs Eligible Employees outside the United States and which may be authorized from time to time by the Board to extend the benefits of the Plan to its Eligible Employees. The Foreign Subsidiaries participating in the Plan as of the Effective Date are listed in attached Schedule A.

O. MARKET PRICE shall be the closing selling price of the Common Stock on the New York Stock Exchange (or such other Stock Exchange designated as the primary market by the Plan Administrator) on the day prior to the Purchase Date or, if the Corporation purchases such Common Stock, the actual cost to the Corporation per share (exclusive of brokerage fees and expenses) on the Purchase Date.

P. 1933 ACT shall mean U.S. Securities Act of 1933, as amended.

Q. PARTICIPANT shall mean any Eligible Employee of a Foreign Subsidiary who is actively participating in the Plan.

R. PLAN shall mean the Corporation's 1998 International Employee Stock Purchase Plan, as amended and restated, as set forth in this document.

S. PLAN ADMINISTRATOR shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Plan, none of whom shall be eligible to participate in the Plan.

T. PURCHASE DATE shall mean the last business day of each Purchase Interval. The initial Purchase Date shall be the last business day in June, 1998.

U. PURCHASE INTERVAL shall mean each successive three (3)-month period within the offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant. The initial Purchase Interval, however, shall end on the last business day in June, 1998.

V. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

W. SUBSCRIPTION PRICE shall mean the closing price of the Common Stock on the New York Stock Exchange (or such other Stock Exchange designated as the primary market by the Plan Administrator) on the start date (the first business day of April and October, respectively) of an offering period.

X. U.S. PLAN shall mean the Comdisco, Inc. 1998 Employee Stock Purchase Plan, as amended and restated.